Exhibit 99.1

NEWS RELEASE
NOBLE ENERGY ANNOUNCES FIRST QUARTER 2009 RESULTS
HOUSTON (April 30, 2009) — Noble Energy, Inc. (NYSE: NBL) reported today a first quarter 2009 net loss of $188 million, or $1.09 per share diluted, on revenues of $441 million. The results included reductions to net income for certain asset impairments and an unrealized mark-to-market change in the Company’s financial hedges totaling $291 million after-tax. Excluding these items, which are typically not considered by analysts in published estimates, first quarter 2009 adjusted net income(1) was $103 million, or $0.59 per share diluted. For the same period in 2008, net income was $215 million, or $1.20 per share diluted, on revenues of $1.0 billion. Adjusted net income(1) for the first quarter 2008 was $364 million, or $2.05 per share diluted.
Discretionary cash flow(1) for the first quarter 2009 was $339 million, compared to $617 million for the same period in 2008. Net cash provided by operating activities was $185 million versus $506 million in the first quarter last year. Capital expenditures for the first quarter 2009 were $386 million.
Key accomplishments for the first quarter 2009 include:
•	Exploration success offshore Israel at Tamar, Noble Energy’s largest discovery to date

•	Additional natural gas discovery offshore Israel at Dalit

•	First oil discovery on Block ‘O’ offshore Equatorial Guinea at the Carmen prospect

•	Successful high bidder on 24 deepwater blocks in Central Gulf of Mexico lease sale 208

•	Deepwater Gulf of Mexico discovery at Santa Cruz

•	Issuance of $1 billion in 10-year senior unsecured notes

•	Credit rating upgrade to ‘BBB, Outlook Stable’ by Standard & Poor’s
“In this current commodity and economic environment, our focus remains on positioning Noble Energy for the future. Results from the first quarter certainly moved us further toward that goal. On the exploration front, our programs continued to capture significant resources, with discoveries in three of our core long-term growth areas: Israel, West Africa, and the deepwater Gulf of Mexico. Financially, improving capital markets and our strong credit rating helped us increase our balance sheet capacity to support those developments. The remainder of the year will be active for us, with key milestones including the sanctioning of our Benita oil project in Equatorial Guinea, appraising our Tamar discovery offshore Israel, while continuing with our high-impact exploration program in the deepwater Gulf of Mexico,” said Noble Energy’s Chairman and CEO, Charles D. Davidson.
Total sales volumes averaged 210 thousand barrels of oil equivalent per day (MBoe/d) for the quarter, down five percent from the same period in 2008. The timing of liftings in the North Sea and West Africa caused sales to be lower than production by over three MBoe/d in the first quarter 2009.
Total international volumes were down five percent versus the first quarter 2008 after adjusting for the Argentina asset sale, which was completed early last year. The primary reasons for the decline were lower natural gas sales in Israel from power plant downtime and milder weather conditions, as well as less oil production in the North Sea due to expected decline in the original development phase at Dumbarton.
United States volumes were down four percent largely due to ongoing hurricane shut-ins impacting our deepwater Gulf of Mexico operations. Offsetting these declines, onshore volumes were up primarily related to successful drilling programs in the Northern Region.
First quarter 2009 commodity price realizations were $37.81 per barrel of crude oil and condensate and $2.64 per thousand cubic feet of natural gas, both down over 50 percent from the same quarter last year. Pre-tax, deferred commodity hedge losses of $16.5 million for crude oil and $0.5 million for natural gas negatively impacted realized prices for the first quarter 2009.
Total cash costs, including lease operating, production and ad valorem taxes, transportation, SG&A, and interest expenses were $10.95 per barrel of oil equivalent (Boe) for the quarter, down slightly versus the similar period last year. Lower production taxes offset higher lease operating expenses (LOE). Depreciation, depletion, and amortization (DD&A) was $10.58 per Boe. Higher LOE and DD&A unit rates were affected by the change in the Company’s mix of production. DD&A rates were also impacted by negative reserve revisions related to lower year-end 2008 commodity prices. Other operating expenses included the recovery of certain previously recorded allowance for doubtful accounts related to Ecuador power operations.

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OUTLOOK
Noble Energy continues to constrain investments in U.S. natural gas developments. As a result, total capital expenditures for the year are being managed at approximately $1.4 billion, which represents the lower end of the Company’s original capital guidance.
Second quarter 2009 volumes are now expected to range from 204 to 212 MBoe/d. The adjusted guidance assumes lower volumes in the North Sea and Israel, as well as in the deepwater Gulf of Mexico related to further hurricane delays impacting Ticonderoga. Other updated guidance metrics include the following:
•	Exploration expense has been lowered to range from $170 million to $210 million primarily as a result of successful exploration drilling

•	Interest expense has been increased to range from $85 million to $105 million due to the Company’s bond issuance

•	Equity method investments margin has been decreased to range from $50 million to $70 million resulting primarily from lower commodity prices
(1) A Non-GAAP measure, see attached Reconciliation Schedules
CONFERENCE CALL
Noble Energy’s first quarter 2009 conference call will be available today via live audio webcast at 9:00 a.m. Central Time. To listen, log on to www.nobleenergyinc.com and click on the Investor Relations tab. Dial in numbers are (888) 228-5307 or (913) 312-1491. The conference call replay will be available until May 30, 2009. To access the replay, go to www.nobleenergyinc.com and click on the Investor Relations tab. You can also access the replay by dialing (888) 203-1112 or (719) 457-0820. The pin code is 5646295.
Noble Energy is a leading independent energy company engaged in worldwide oil and gas exploration and production. The Company operates primarily in the Rocky Mountains, Mid-Continent, and deepwater Gulf of Mexico areas in the United States, with key international operations offshore Israel, UK and West Africa. Noble Energy is listed on the New York Stock Exchange and is traded under the ticker symbol NBL. Visit Noble Energy online at www.nobleenergyinc.com.
Contacts:
David Larson
(281) 872-3125 dlarson@nobleenergyinc.com
Brad Whitmarsh
(281) 872-3187 bwhitmarsh@nobleenergyinc.com
This news release may include projections and other “forward-looking statements” within the meaning of the federal securities laws. Any such projections or statements reflect Noble Energy’s current views

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about future events and financial performance. No assurances can be given that such events or performance will occur as projected, and actual results may differ materially from those projected. Risks, uncertainties and assumptions that could cause actual results to differ materially from those projected include, without limitation, the volatility in commodity prices for crude oil and natural gas, the presence or recoverability of estimated reserves, the ability to replace reserves, environmental risks, drilling and operating risks, exploration and development risks, competition, government regulation or other action, the ability of management to execute its plans to meet its goals and other risks inherent in Noble Energy’s business that are detailed in its Securities and Exchange Commission filings. Words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may,” and similar expressions may be used to identify forward-looking statements. Noble Energy assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.
This news release may also contain certain forward-looking non-GAAP measures of financial performance that management believes are good tools for internal use and the investment community in evaluating the company’s overall financial performance. These non-GAAP measures are broadly used to value and compare companies in the crude oil and natural gas industry.
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Schedule 1
Noble Energy, Inc.
Reconciliation of Net Income to Adjusted Net Income
(in millions, except per share amounts, unaudited)

	Three Months Ended
	March 31,
	2009	2008

Net Income (Loss)	$(188)	$215

Adjustments, net of tax [1]
Unrealized (gains) losses on commodity derivative instruments	45	149
Asset impairments [2]	246	—

Adjusted Net Income [3]	$103	$364

Adjusted Earnings Per Share
Basic	$0.60	$2.12
Diluted [4]	0.59	2.05

Weighted average number of shares outstanding
Basic	173	172
Diluted	175	175

[1]	The net of tax amounts are determined by calculating the tax provision for GAAP Net Income, which includes the adjusting items, and comparing the results to the tax provision for Adjusted Net Income, which excludes the adjusting items. The difference in the tax provision calculations represents the tax impact of the adjusting items listed here. The calculation is performed at the end of each quarter and, as a result, the tax rates for each discrete period are different.

[2]	Total pre-tax (non-cash) impairments for the first quarter 2009 were $437 million, predominantly related to Granite Wash, an onshore US area where we have significantly reduced investments beginning in 2007. As a result of the decline in natural gas futures prices at March 31, 2009, we reviewed our properties that are sensitive to natural gas price movements for impairment. Based on this analysis, we reduced our Granite Wash book value.

[3]	Adjusted net income should not be considered a substitute for net income as reported in accordance with GAAP. Adjusted net income is provided for comparison to earnings forecasts prepared by analysts and other third parties. Our management believes, and certain investors may find, that adjusted net income is beneficial in evaluating our financial performance.

[4]	The diluted earnings per share calculations for the three months ended March 31, 2008 include decreases to net income of $4 million, net of tax, related to deferred compensation gains from NBL shares held in a rabbi trust. Consistent with GAAP, when dilutive, the deferred compensation gain or loss, net of tax, is excluded from net income while the NBL shares held in the rabbi trust are included in the diluted sharecount.

Schedule 2
Noble Energy, Inc.
Summary Statement of Operations
(in millions, except per share amounts, unaudited)

	Three Months Ended
	March 31,
	2009	2008

Revenues
Crude oil and condensate	$183	$371
Natural gas	202	527
NGLs	21	46
Income from equity method investees	11	62
Other revenues	24	19

Total revenues	441	1,025

Operating Expenses
Lease operating expense	100	82
Production and ad valorem taxes	18	43
Transportation expense	12	13
Exploration expense	42	40
Depreciation, depletion and amortization	200	203
General and administrative	59	60
Asset impairments	437	—
Other operating expense, net	(6)	27

Total operating expenses	862	468

Operating Income (Loss)	(421)	557
Other (Income) Expense
(Gain) loss on commodity derivative instruments	(73)	237
Interest, net of amount capitalized	18	17
Other expense (income), net	8	(13)

Total other (income) expense	(47)	241

Income (Loss) Before Taxes	(374)	316
Income Tax Provision (Benefit)	(186)	101

Net Income (Loss)	$(188)	$215

Earnings (Loss) Per Share
Basic	$(1.09)	$1.25
Diluted [1]	$(1.09)	$1.20

Weighted average number of shares outstanding
Basic	173	172
Diluted	173	175

[1]	The diluted earnings per share calculation for the three months ended March 31, 2008 includes decreases to net income of $4 million, net of tax, related to a deferred compensation gain from NBL shares held in a rabbi trust. Consistent with GAAP, when dilutive, the deferred compensation gain or loss, net of tax, is excluded from net income while the NBL shares held in the rabbi trust are included in the diluted sharecount.

Schedule 3
Noble Energy, Inc.
Volume and Price Statistics
(unaudited)

	Three Months Ended
	March 31,
	2009	2008

Crude Oil and Condensate Sales Volumes (MBpd)
United States	35	43
West Africa	13	15
North Sea	7	9
Other International	4	6

Total consolidated operations	59	73
Equity method investee	2	2

Total sales volumes	61	75

Crude Oil and Condensate Realized Prices ($/Bbl)
United States	$35.65	$71.33
West Africa	39.41	88.79
North Sea	45.91	100.46
Other International	36.89	73.37

Consolidated average realized prices	$37.81	$78.89

Natural Gas Sales Volumes (MMcfpd)
United States	411	393
West Africa	243	220
North Sea	5	6
Israel	112	145
Other International	30	23

Total sales volumes	801	787

Natural Gas Realized Prices ($/Mcf)
United States	$3.93	$8.97
West Africa	0.27	0.27
North Sea	8.17	9.65
Israel	2.81	3.04
Other International	—	—

Average realized prices	$2.64	$5.34

Natural Gas Liquids (NGL) Sales Volumes (MBpd)
United States	9	9
Equity method investee	7	6

Total sales volumes	16	15

Natural Gas Liquids Realized Prices ($/Bbl)
United States	$24.74	$55.15

Barrels of Oil Equivalent Volumes (MBoepd)
United States	113	118
West Africa	53	52
North Sea	8	10
Israel	19	24
Other International	9	10

Total consolidated operations	202	214
Equity method investee	8	8

Total barrels of oil equivalent (MBoepd)	210	222

Barrels of oil equivalent volumes (MMBoe)	19	20

Schedule 4
Noble Energy, Inc.
Condensed Balance Sheets
(in millions)

	(unaudited)
	March 31,	December 31,

	2009	2008

Assets
Current Assets
Cash and cash equivalents	$1,017	$1,140
Accounts receivable, net	493	423
Commodity derivative instruments	403	437
Other current assets	134	158

Total current assets	2,047	2,158
Net property, plant and equipment	8,769	9,004
Goodwill	757	759
Other noncurrent assets	469	463

Total Assets	$12,042	$12,384

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable — trade	$509	$579
Other current liabilities	640	595

Total current liabilities	1,149	1,174
Deferred income taxes	1,901	2,174
Long-term debt	2,357	2,241
Other noncurrent liabilities	510	486

Total Liabilities	5,917	6,075

Total Shareholders’ Equity	6,125	6,309

Total Liabilities and Shareholders’ Equity	$12,042	$12,384

Schedule 5
Noble Energy, Inc.
Discretionary Cash Flow and Reconciliation to Operating Cash Flow
(in millions, unaudited)

	Three Months Ended
	March 31,
	2009	2008

Adjusted Net Income (Loss) [1]	$103	$364
Adjustments to reconcile net income to discretionary cash flow:
Depreciation, depletion and amortization	200	203
Exploration expense	42	40
Interest capitalized	(6)	(10)
(Income) / distributions from equity method investments, net	(11)	14
Deferred compensation adjustment	5	(7)
Deferred income taxes	24	58
Stock-based compensation expense	12	9
Settlement of previously recognized hedge losses [2]	—	(62)
Other, net	(30)	8

Discretionary Cash Flow [3]	339	617

Reconciliation to Operating Cash Flows
Net changes in working capital	(16)	(137)
Cash exploration costs	(40)	(32)
Capitalized interest	6	10
Current tax benefit (expense) of net income adjustments	(98)	45
Other adjustments	(6)	3

Net Cash Provided by Operating Activities	$185	$506

Capital Expenditures, accrual based	$386	$486

[1]	See Schedule 1, Reconciliation of Net Income to Adjusted Net Income.

[2]	See Schedule 6, Effect of Derivative Instruments.

[3]	The table above reconciles discretionary cash flow to net cash provided by operating activities. While discretionary cash flow is not a GAAP measure of financial performance, our management believes it is a useful tool for evaluating our overall financial performance. Among our management, research analysts, portfolio managers and investors, discretionary cash flow is broadly used as an indicator of a company’s ability to fund exploration and production activities and meet financial obligations. Discretionary cash flow is also commonly used as a basis to value and compare companies in the oil and gas industry.

Schedule 6
Noble Energy, Inc.
Effect of Commodity Derivative Instruments
(in millions, unaudited)

	Three Months Ended
	March 31,
	2009	2008

Reclassification from Accumulated Other
Comprehensive Loss (AOCL) to Revenue [1]
Crude Oil	$(17)	$(97)
Natural Gas	—	37

Total Revenue Decrease	$(17)	$(60)

Gain (Loss) on Derivative Instruments
Crude oil
Realized	$95	$(7)
Unrealized	(81)	(104)

Total crude oil	14	(111)

Natural gas
Realized	58	(12)
Unrealized	1	(114)

Total natural gas	59	(126)

Total Gain (Loss) on Derivative Instruments	$73	$(237)

Summary of Cash Settlements
Cash settlements received (paid)	$136	$(141)
Realized (gain) loss on derivative instruments	153	(19)
Amounts reclassified from AOCL	(17)	(60)

Settlement of previously recognized hedge losses	$—	$(62)

[1]	The amounts in accumulated other comprehensive loss represent deferred unrealized hedge gains and losses. These deferred gains and losses are recognized as an adjustment to revenue when the associated derivative instruments are cash settled.